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                                                                    Exhibit 99.2

                         SECTION 906 CERTIFICATION - CFO

In connection with the Quarterly Report of Plains Resources Inc. (the "Company") on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jere C. Overdyke, Jr., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. i+/-1350, as adopted pursuant to i+/-906 of the Sarbanes-Oxley Act of 2002, that:

To the best of my knowledge, after reasonable investigation:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.





Dated:  November 12, 2002.



                                         /s/ Jere C. Overdyke, Jr.
                                         ---------------------------------------
                                         Jere C. Overdyke, Jr.
                                         Chief Financial Officer




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